Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S.
Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS
22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
SOCIETE GENERALE                            13-3557071      432,978,831
CITIGROUP INC.                              52-1568099      333,104,394
JPMORGAN CHASE & CO.                        13-3224016      170,336,727
BANK OF AMERICA SECURITIES LLC              56-2058405      184,472,810
BARCLAYS CAPITAL INC.                       05-0346412      163,163,209
ICAP CORPORATES                             00-0000000      172,238,455
DEUTSCHE BANK SECURITIES, INC.              13-2730328      150,982,943
BNP PARIBAS SECURITIES CORP.                13-3235334      169,930,646
ABN AMRO SECURITIES INC.                    00-0000000      166,574,000
NATIXIS                                     00-0000000      115,189,433






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
SOCIETE GENERALE                            13-3557071           82,690
CITIGROUP INC.                              52-1568099       44,027,840
JPMORGAN CHASE & CO.                        13-3224016       32,622,748
BANK OF AMERICA SECURITIES LLC              56-2058405       17,471,878
BARCLAYS CAPITAL INC.                       05-0346412       28,571,008
ICAP CORPORATES                             00-0000000                0
DEUTSCHE BANK SECURITIES, INC.              13-2730328       20,291,124
BNP PARIBAS SECURITIES CORP.                13-3235334          821,946
ABN AMRO SECURITIES INC.                    00-0000000                0
NATIXIS                                     00-0000000       27,815,828




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    3,033,227,665 D. Total Sales: 222,240,667

                               SCREEN NUMBER : 12